FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2019

RIGHT ON BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55704	45-1994478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3235 SKYLANE DRIVE

CARROLLTON TEXAS 75006

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: 424-259-3521

Not Applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Material Definitive Agreement

Right on Brands Inc signs Maine Distributors in Bangor Maine a full line Beverage distributor. With Brands like Budweiser, Bai, Bang, Celsius, Core etc.

Maine distributors are a third-generation family-owned beverage distribution business that has been servicing its customer since 1964. The company distributes hundreds of high-quality brands including domestic, import and craft beers, flavored malt beverages, wines, energy drinks, teas and bottled water. Referred to by our customers as “Maine D”, we are proud to be celebrating our 53rd year of bringing world class beverages and service to our valued customers.

Maine’s distribution area encompasses almost two-thirds of Maine’s geography including the greater Bangor area, the Bar Harbor/Acadia regions, Greenville and Moosehead Lake region, the very most northern customers in Fort Kent, Maine and everything in between. Maine Distributors is headquartered in Bangor with a Mapleton, Maine depot in the northern most county of our territory. Maine has a fleet of 22 delivery trucks, 25 vans, and 150,000 sf warehouse facility. They operate day and night servicing our accounts throughout the day and building the orders to be delivered the following day during night. Tractor trailers arrive from Aroostook county every night to pick up loads and return that same night to the depot in Mapleton.

http://www.mainedist.com/

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned authorized officer.

Right on Brands, Inc.

June 6, 2019	By:	/s/ Dr. Ashok Patel
Dr. Ashok Patel, CEO

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